UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2015

Nathan’s Famous, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-35962	11-3166443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Second Floor – Wing A, Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 338-8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 10, 2015, the Board of Directors of Nathan’s Famous, Inc., (“Nathan’s”) declared a special cash dividend of $25.00 per share payable on March 27, 2015 to its shareholders of record as of March 20, 2015.  Nathan’s expects that a portion of the special dividend will be treated as a non-taxable return of capital.  Of the $25.00 per share distribution, Nathan’s currently expects between $10.00 to $11.00 per share to be characterized as a taxable dividend, and the remaining amount of the distribution to be characterized as a return of capital.  The final tax characterization of the distribution will be reported to stockholders on Form 1099-DIV shortly after the end of the calendar year.  Nathan’s will be posting on its Investor Relations website (www.nathansfamous.com) a preliminary IRS FORM 8937 “Report of Organizational Actions Affecting Basis of Securities” which provides a more detailed explanation of the tax consequences to shareholders.  Stockholders are also urged to periodically check the Company’s website for any changes in the Company’s expectations.  Stockholders should consult their tax advisors regarding the tax effects of the special cash dividend to them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 11, 2015	NATHAN’S FAMOUS, INC.

	By:	/s/ Ronald DeVos
		Name:	Ronald DeVos
		Title:	Vice President Finance and Chief Financial Officer (Principal Financial Officer and Accounting Officer)